NEWS
Steve Schmitt
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports Full-Year EPS Growth of 4%, or $3.09 Per Share, Excluding Special Items;
Maintains Full-Year Guidance of at least 10% EPS Growth in 2015

Louisville, KY (February 4, 2015) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth quarter ended December 27, 2014. EPS excluding Special Items was $0.61, a decline of 29%. A non-cash, Special Items net charge of $361 million related to the write-down of Little Sheep assets was recorded in the fourth quarter. This charge impacted reported EPS by $0.80 for the full year. Reported EPS was $(0.20) for the quarter and $2.32 for the year.

FULL-YEAR HIGHLIGHTS

●	Worldwide system sales grew 3%. Worldwide restaurant margin decreased 0.5 percentage points to 14.5%. Worldwide operating profit increased 1%.
●	New international restaurants totaled a record 2,034, including 737 in China, 666 at KFC, 465 at Pizza Hut and 156 in India; 80% of this development occurred in emerging markets.
●
China Division system sales increased 1%, driven by 8% unit growth and offset by a 5% same-store sales decline. Restaurant margin decreased 0.6 percentage points to 14.8%. Operating profit decreased 8%.

●	KFC Division system sales increased 6%, driven by 2% unit growth and 3% same-store sales growth. Restaurant margin increased 0.7 percentage points to 13.3%. Operating profit increased 13%.
●
Pizza Hut Division system sales increased 1%, driven by 2% unit growth and offset by a 1% same-store sales decline. Restaurant margin decreased 3.5 percentage points to 8.2%. Operating profit decreased 13%.

●	Taco Bell Division system sales increased 4%, driven by 2% unit growth and 3% same-store sales growth. Restaurant margin decreased 0.6 percentage points to 18.9%. Operating profit increased 5%.
●	India Division system sales increased 14%, driven by 18% unit growth and offset by a 5% same-store sales decline.
●	Foreign currency translation negatively impacted operating profit by $27 million.

FOURTH-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 3%. Worldwide restaurant margin decreased 4.0 percentage points to 10.2%. Worldwide operating profit decreased 24%.
●	China Division system sales decreased 11%, as 8% unit growth was offset by a 16% same-store sales decline. Restaurant margin decreased 7.2 percentage points to 7.1%. Operating profit decreased 84%.
●	KFC Division system sales increased 7%, driven by 2% unit growth and 4% same-store sales growth. Restaurant margin increased 1.4 percentage points to 13.8%. Operating profit increased 19%.
●	Pizza Hut Division system sales increased 2%, driven by 2% unit growth. Same-store sales were even. Restaurant margin decreased 2.7 percentage points to 6.4%. Operating profit decreased 11%.
●	Taco Bell Division system sales increased 9%, driven by 2% unit growth and 6% same-store sales growth. Restaurant margin increased 0.3 percentage points to 20.6%. Operating profit increased 20%.
●	India Division system sales increased 6%, driven by 18% unit growth and offset by a 10% same-store sales decline.
●	Foreign currency translation negatively impacted operating profit by $11 million.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales and operating profit figures on this page exclude foreign currency translation.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

SUMMARY FINANCIAL TABLE

	Fourth Quarter			Full Year
	2014	2013	% Change	2014	2013	% Change
EPS Excluding Special Items	$0.61	$0.86	(29)%	$3.09	$2.97	4%
Special Items Gain/(Loss)[1]	$(0.81)	$(0.16)	NM	$(0.77)	$(0.61)	NM
EPS	$(0.20)	$0.70	NM	$2.32	$2.36	(2)%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items for 2014 are primarily related to the impairment of Little Sheep and U.S. refranchising gains. Special Items for 2013 are primarily related to the Little Sheep impairment, expenses related to the extinguishment of debt, U.S. refranchising gains and Yum! pension settlement charges.

GREG CREED COMMENTS
Greg Creed, CEO, said “We are committed to restoring our track record of delivering at least 10% annual EPS growth year after year. I am confident we will do this in 2015 as our China business recovers and we sustain positive momentum across the rest of Yum!. Overall results in 2014 were disappointing as the Chinese supplier incident in July offset our strong first half of the year. Our top priority is to recover sales in China and capture the significant profit leverage we have in this business.
While the sales recovery in China continues to be slower than expected, we anticipate a strong second half of 2015 as the turnaround gains momentum, led by menu innovation across the year. We continue to firmly believe in the long-term potential of China and will open at least 700 new units in what remains the world’s fastest-growing economy.
Outside of China, we are pleased with the momentum we are seeing across the KFC and Taco Bell divisions. We expect KFC’s strong results to sustain into 2015 as robust international performance, coupled with an improving U.S. business, drive solid sales and profit growth. At Taco Bell, the 2014 launch of breakfast and mobile ordering, combined with even more breakthrough innovation in 2015, gives us confidence as we enter the new year. Finally, while the initial relaunch of the Pizza Hut brand in the U.S. did not deliver the sales lift we expected, consumers have responded positively to the new menu and we intend to leverage this more effectively going forward.
Across Yum! we expect to open over 2,100 new international restaurants this year, further strengthening our lead in emerging markets. We remain focused on the three keys to driving shareholder value: same-store sales growth, new-unit development and generating high returns on invested capital. I'm confident that this formula will produce consistent double-digit EPS growth over the long term as we continue to build three iconic global brands that people trust and champion.”

CHINA DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
System Sales Growth			(12)	(11)			+1	+1
Same-Store Sales Growth (%)	(16)	(4)	NM	NM	(5)	(13)	NM	NM
Franchise & License Fees ($MM)	33	35	(7)	(6)	113	105	+7	+7
Restaurant Margin (%)	7.1	14.3	(7.2)	(7.1)	14.8	15.4	(0.6)	(0.6)
Operating Profit ($MM)	32	220	(85)	(84)	713	777	(8)	(8)

●	China Division sales and profits were significantly impacted by adverse publicity in July surrounding improper food handling practices by a former supplier.

●	System sales grew 1% for the year and declined 11% in the quarter, prior to foreign currency translation.
○	KFC same-store sales declined 4% for the year and 18% in the quarter.
○	Pizza Hut Casual Dining same-store sales declined 5% for the year and 9% in the quarter.

●
China Division opened 737 new units during the year, including 385 units in the quarter. For the year, KFC opened 376 new units, Pizza Hut Casual Dining opened 271 new units and Pizza Hut Home Service opened 68 new units.

China Units	Q4 2014	% Change[2]
Restaurants[1]	6,715	+8
KFC	4,828	+6
Pizza Hut
Casual Dining	1,313	+24
Home Service	259	+28
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

○ Excluding Little Sheep restaurants, unit growth was 10% for the year.
●	Restaurant margin decreased 0.6 percentage points to 14.8% for the year, driven by sales deleverage. Restaurant margin decreased 7.2 percentage points to 7.1% for the quarter.
○ Excluding Little Sheep, restaurant margin was 15.3% for the year.
●	In the quarter, operating profit benefited $25 million from an insurance recovery related to the 2012 poultry supply incident. This was recorded in Other Income.
●	Foreign currency translation negatively impacted operating profit by $1 million for the year and $2 million for the quarter.

KFC DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	14,197	13,904	+2	NA	14,197	13,904	+2	NA
System Sales Growth			+3	+7			+2	+6
Same-Store Sales Growth (%)	+4	Even	NM	NM	+3	+1	NM	NM
Franchise & License Fees ($MM)	277	264	+5	+9	873	844	+4	+7
Restaurant Margin (%)	13.8	12.4	1.4	1.3	13.3	12.6	0.7	0.7
Operating Profit ($MM)	221	192	+15	+19	708	649	+9	+13
Operating Margin (%)	22.0	19.9	2.1	2.0	22.2	21.4	0.8	0.9
1 Restaurant counts now reflect licensed units.

●	KFC Division system sales increased 6% for the year and 7% for the quarter, prior to foreign currency translation.
○
For the year, international system sales grew 12% in emerging markets and 5% in developed markets; U.S. system sales declined 1%. For the quarter, international system sales grew 12% in emerging markets and 5% in developed markets; U.S. system sales grew 4%.

○
For the year, international same-store sales grew 4% in emerging markets and 3% in developed markets; U.S. same-store sales grew 1%. For the quarter, international same-store sales grew 4% in emerging markets and 3% in developed markets; U.S. same-store sales grew 6%.

●	KFC Division opened 666 new international restaurants in 77 countries, including 481 units in emerging markets. For the quarter, KFC Division opened 335 new international units.
○ 82% of these new units were opened by franchisees for the year.
●	Operating profit growth was 19% for the quarter, prior to foreign currency translation. This included a benefit of 3 percentage points from the favorable resolution of a pension issue in the U.K.
●	Operating margin increased 0.9 percentage points for the year and 2.0 percentage points for the quarter, prior to foreign currency translation, driven by same-store sales growth.
●	Foreign currency translation negatively impacted operating profit by $24 million for the year and $8 million for the quarter.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		Fourth Quarter (%)	Full Year (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	8%	+2	+4
Africa[3]	7%	+16	+12
Latin America (e.g. Mexico, Peru)	6%	+8	+8
Middle East / North Africa	6%	+4	+8
Russia	4%	+39	+40
Thailand	3%	+12	+9
Continental Europe (e.g. Poland)	2%	+14	+12

Developed Markets
U.S.	24%	+4	(1)
Asia (e.g. Japan, Korea, Taiwan)	10%	+3	+3
Australia	10%	+5	+4
U.K.	9%	+5	+9
Continental Europe (e.g. France, Germany)	7%	+10	+8
Canada	3%	(5)	(3)
Latin America (e.g. Puerto Rico)	1%	(4)	(3)

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2014.
3 Starting in 2014, Africa market includes Mauritius results. For comparability purposes, systems sales growth excludes Mauritius.

PIZZA HUT DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	13,602	13,333	+2	NA	13,602	13,333	+2	NA
System Sales Growth			+1	+2			Even	+1
Same-Store Sales Growth (%)	Even	(2)	NM	NM	(1)	(1)	NM	NM
Franchise & License Fees ($MM)	167	162	+4	+5	541	538	+1	+2
Restaurant Margin (%)	6.4	9.1	(2.7)	(2.9)	8.2	11.7	(3.5)	(3.7)
Operating Profit ($MM)	80	89	(11)	(11)	295	339	(13)	(13)
Operating Margin (%)	22.4	25.6	(3.2)	(3.2)	25.6	29.6	(4.0)	(3.9)
1Restaurant counts now reflect licensed units.

●	Pizza Hut Division system sales increased 1% for the year and 2% for the quarter, prior to foreign currency translation.
○
For the year, international system sales grew 6% in emerging markets and 1% in developed markets; U.S. system sales declined 1%. For the quarter, international system sales grew 5% in emerging markets and 1% in developed markets; U.S. system sales grew 2%.

○
For the year, international same-store sales grew 1% in emerging markets and were even in developed markets; U.S. same-store sales declined 3%. For the quarter, international same-store sales were even for both emerging and developed markets; U.S. same-store sales were even.

●	Pizza Hut Division opened 465 new international units in 51 countries, including 247 units in emerging markets. For the quarter, Pizza Hut Division opened 257 new international units.
○ 89% of these new units were opened by franchisees for the year.
●	Operating margin declined 3.9 percentage points for the year and 3.2 percentage points for the quarter, driven by sales deleverage and strategic investments in international G&A.
●	Foreign currency translation negatively impacted operating profit by $2 million for the year and $1 million for the quarter.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Fourth Quarter (%)	Full Year (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	7%	+8	+9
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+2	+4
Middle East / North Africa	5%	+2	+3
Continental Europe (e.g. Poland)	1%	+5	+5

Developed Markets
U.S.	55%	+2	(1)
Asia (e.g. Japan, Korea, Taiwan)	9%	(3)	(2)
U.K.	6%	+4	+1
Continental Europe (e.g. France, Germany)	5%	+5	+3
Australia	3%	(3)	(1)
Canada	3%	+3	+1
Latin America (e.g. Puerto Rico)	1%	+2	(3)

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2014.

TACO BELL DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	6,199	6,048	+2	NA	6,199	6,048	+2	NA
System Sales Growth			+9	+9			+4	+4
Same-Store Sales Growth (%)	+6	+2	NM	NM	+3	+3	NM	NM
Franchise & License Fees ($MM)	130	121	+7	+7	411	395	+4	+4
Restaurant Margin (%)	20.6	20.3	0.3	0.3	18.9	19.5	(0.6)	(0.6)
Operating Profit ($MM)	163	136	+20	+20	480	456	+5	+5
Operating Margin (%)	27.7	24.9	2.8	2.8	25.8	24.4	1.4	1.4
1 Restaurant counts now reflect licensed units.

●	Taco Bell Division system sales increased 4% for the year and 9% for the quarter.
○ U.S. same-store sales grew 3% for the year and 7% for the quarter, driven by breakfast sales.
●	Taco Bell Division opened 236 new restaurants for the year; 89% of these new units were opened by franchisees. This included 130 new units in the fourth quarter.
●	Operating margin increased 1.4 percentage points during the year and 2.8 percentage points during the quarter, driven by same-store sales growth.

INDIA DIVISION

●	India Division system sales increased 14% for the year and 6% for the quarter, prior to foreign currency translation.
○ Same-store sales declined 5% for the year and 10% for the quarter.
●	India Division opened 156 new restaurants for the year. This included 106 in the fourth quarter.
●	Operating loss was $9 million for the year.
●
Effective the beginning of 2014, results from our 28 franchised stores in Mauritius are no longer included in the India Division and are included in the KFC and Pizza Hut Divisions, as applicable. India unit and system sales growth as shown here exclude Mauritius from the prior year amounts to enhance comparability.

India Units	Q4 2014	% Change[2]
Restaurants[1]	833	+18%
KFC	395	+16%
Pizza Hut
Casual Dining	185	+1%
Home Service	246	+40%
1 Total includes 7 Taco Bell units.
2 Represents year-over-year change.

SPECIAL ITEMS / TAX / SHARE REPURCHASE UPDATE

●
As previously communicated, our Little Sheep business has performed below expectations since being acquired in February 2012. As a result of our annual impairment tests, in the fourth quarter of 2014 we recorded net impairments of $361 million, primarily related to the Little Sheep trademark and goodwill. We previously recorded net impairments of $258 million in the third quarter of 2013. The remaining carrying value of the Little Sheep business is approximately $100 million.

●
Worldwide effective tax rate, prior to Special Items, decreased to 25.5% from 28.0% for the year. Last year’s tax rate included higher tax reserve adjustments related to a dispute with the IRS regarding the valuation of intangible assets. This issue was resolved in 2014.

●	For the year, we repurchased 11.2 million shares totaling $820 million at an average price of $73. For the quarter, we repurchased 4.4 million shares totaling $310 million at an average price of $71.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, February 5, 2015. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 12:45 p.m. Eastern Time Thursday, February 5, through midnight Thursday, March 5, 2015. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 65641562.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q4 2014 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located; changes in economic and political conditions in the other countries outside the U.S. where we operate; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; a potential suspension of the Chinese affiliate of our independent auditor; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 41,000 restaurants in more than 120 countries and territories. Yum! is ranked #216 on the Fortune 500 List with revenues of over $13 billion and in 2014 was named among the top 100 Corporate Citizens by Corporate Responsibility Magazine. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Virginia Ferguson, Director Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/27/14	12/28/13	B/(W)	12/27/14	12/28/13	B/(W)

Company sales	$3,383	$3,590	(6)	$11,324	$11,184	1
Franchise and license fees and income	614	589	4	1,955	1,900	3
Total revenues	3,997	4,179	(4)	13,279	13,084	1

Company restaurant expenses
Food and paper	1,116	1,188	6	3,678	3,669	—
Payroll and employee benefits	824	798	(3)	2,579	2,499	(3)
Occupancy and other operating expenses	1,099	1,095	—	3,425	3,333	(3)
Company restaurant expenses	3,039	3,081	1	9,682	9,501	(2)

General and administrative expenses	473	479	1	1,419	1,412	(1)
Franchise and license expenses	51	50	(1)	160	158	(1)
Closures and impairment (income) expenses	505	21	NM	535	331	(62)
Refranchising (gain) loss	(6)	(13)	(49)	(33)	(100)	(67)
Other (income) expense	(22)	(10)	94	(41)	(16)	NM
Total costs and expenses, net	4,040	3,608	(12)	11,722	11,286	(4)

Operating Profit (loss)	(43)	571	NM	1,557	1,798	(13)
Interest expense, net	40	153	74	130	247	47
Income (loss) before income taxes	(83)	418	NM	1,427	1,551	(8)
Income tax provision	36	103	64	406	487	17
Net income (loss) - including noncontrolling interests	(119)	315	NM	1,021	1,064	(4)
Net income (loss) - noncontrolling interests	(33)	(6)	NM	(30)	(27)	(12)
Net income (loss) - YUM! Brands, Inc.	$(86)	$321	NM	$1,051	$1,091	(4)

Effective tax rate	(44.1)%	24.6%	NM	28.5%	31.4%	2.9 ppts.

Basic EPS Data
EPS	$(0.20)	$0.72	NM	$2.37	$2.41	(2)
Weighted average shares used in computation	441	448	2	444	452	2

Diluted EPS Data
EPS	$(0.20)	$0.70	NM	$2.32	$2.36	(2)
Weighted average shares used in computation	441	458	4	453	461	2

Dividends declared per common share	$0.82	$0.74		$1.56	$1.41

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/27/14	12/28/13	B/(W)	12/27/14	12/28/13	B/(W)

Company sales	$1,973	$2,237	(12)	$6,821	$6,800	—
Franchise and license fees and income	33	35	(7)	113	105	7
Total revenues	2,006	2,272	(12)	6,934	6,905	—

Company restaurant expenses
Food and paper	660	750	12	2,207	2,258	2
Payroll and employee benefits	463	453	(2)	1,407	1,360	(3)
Occupancy and other operating expenses	710	713	—	2,198	2,132	(3)
Company restaurant expenses	1,833	1,916	4	5,812	5,750	(1)
General and administrative expenses	132	124	(6)	391	357	(9)
Franchise and license expenses	5	5	(26)	16	13	(29)
Closures and impairment (income) expenses	31	16	(93)	54	30	(83)
Other (income) expense	(27)	(9)	NM	(52)	(22)	NM
Total costs and expenses, net	1,974	2,052	4	6,221	6,128	(2)
Operating Profit	$32	$220	(85)	$713	$777	(8)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.4	33.5	0.1 ppts.	32.4	33.2	0.8 ppts.
Payroll and employee benefits	23.5	20.3	(3.2 ppts.)	20.6	20.0	(0.6 ppts.)
Occupancy and other operating expenses	36.0	31.9	(4.1 ppts.)	32.2	31.4	(0.8 ppts.)
Restaurant margin	7.1%	14.3%	(7.2 ppts.)	14.8%	15.4%	(0.6 ppts.)

Operating margin	1.6%	9.7%	(8.1 ppts.)	10.3%	11.3%	(1.0 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/27/14	12/28/13	B/(W)	12/27/14	12/28/13	B/(W)

Company sales	$727	$706	3	$2,320	$2,192	6
Franchise and license fees and income	277	264	5	873	844	4
Total revenues	1,004	970	4	3,193	3,036	5

Company restaurant expenses
Food and paper	254	248	(2)	809	766	(6)
Payroll and employee benefits	168	165	(1)	552	521	(6)
Occupancy and other operating expenses	206	205	(1)	651	628	(4)
Company restaurant expenses	628	618	(1)	2,012	1,915	(5)
General and administrative expenses	122	130	6	383	391	2
Franchise and license expenses	26	25	(3)	80	76	(5)
Closures and impairment (income) expenses	7	3	NM	9	3	NM
Other (income) expense	—	2	43	1	2	16
Total costs and expenses, net	783	778	(1)	2,485	2,387	(4)
Operating Profit	$221	$192	15	$708	$649	9

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.8	35.1	0.3 ppts.	34.8	35.0	0.2 ppts.
Payroll and employee benefits	23.0	23.5	0.5 ppts.	23.8	23.8	—
Occupancy and other operating expenses	28.4	29.0	0.6 ppts.	28.1	28.6	0.5 ppts.
Restaurant margin	13.8%	12.4%	1.4 ppts.	13.3%	12.6%	0.7 ppts.

Operating margin	22.0%	19.9%	2.1 ppts.	22.2%	21.4%	0.8 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/27/14	12/28/13	B/(W)	12/27/14	12/28/13	B/(W)

Company sales	$185	$187	(1)	$607	$609	—
Franchise and license fees and income	167	162	4	541	538	1
Total revenues	352	349	1	1,148	1,147	—

Company restaurant expenses
Food and paper	54	54	(1)	180	173	(4)
Payroll and employee benefits	59	56	(5)	188	183	(3)
Occupancy and other operating expenses	60	60	1	189	182	(4)
Company restaurant expenses	173	170	(2)	557	538	(4)
General and administrative expenses	81	74	(12)	246	224	(10)
Franchise and license expenses	15	15	2	44	47	7
Closures and impairment (income) expenses	3	1	NM	5	—	NM
Other (income) expense	—	—	NM	1	(1)	NM
Total costs and expenses, net	272	260	(5)	853	808	(6)
Operating Profit	$80	$89	(11)	$295	$339	(13)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.6	29.0	(0.6 ppts.)	29.7	28.4	(1.3 ppts.)
Payroll and employee benefits	31.6	29.7	(1.9 ppts.)	30.9	30.0	(0.9 ppts.)
Occupancy and other operating expenses	32.4	32.2	(0.2 ppts.)	31.2	29.9	(1.3 ppts.)
	6.4%	9.1%	(2.7 ppts.)	8.2%	11.7%	(3.5 ppts.)

Operating margin	22.4%	25.6%	(3.2 ppts.)	25.6%	29.6%	(4.0 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year ended		% Change
	12/27/14	12/28/13	B/(W)	12/27/14	12/28/13	B/(W)

Company sales	$460	$423	9	$1,452	$1,474	(2)
Franchise and license fees and income	130	121	7	411	395	4
Total revenues	590	544	8	1,863	1,869	—

Company restaurant expenses
Food and paper	134	121	(12)	431	424	(2)
Payroll and employee benefits	127	118	(8)	414	419	1
Occupancy and other operating expenses	104	99	(4)	333	344	3
Company restaurant expenses	365	338	(8)	1,178	1,187	1
General and administrative expenses	57	68	18	185	206	10
Franchise and license expenses	5	5	8	18	20	9
Closures and impairment (income) expenses	1	—	(34)	3	1	(59)
Other (income) expense	(1)	(3)	(80)	(1)	(1)	(35)
Total costs and expenses, net	427	408	(4)	1,383	1,413	2
Operating Profit	$163	$136	20	$480	$456	5

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.2	28.4	(0.8 ppts.)	29.7	28.7	(1.0 ppts.)
Payroll and employee benefits	27.7	27.8	0.1 ppts.	28.5	28.4	(0.1 ppts.)
Occupancy and other operating expenses	22.5	23.5	1.0 ppts.	22.9	23.4	0.5 ppts.
	20.6%	20.3%	0.3 ppts.	18.9%	19.5%	(0.6 ppts.)

Operating margin	27.7%	24.9%	2.8 ppts.	25.8%	24.4%	1.4 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/27/2014	12/28/2013
ASSETS
Current Assets
Cash and cash equivalents	$578	$573
Accounts and notes receivable, less allowance: $12 in 2014 and $11 in 2013	325	319
Inventories	301	294
Prepaid expenses and other current assets	254	286
Deferred income taxes	93	123
Advertising cooperative assets, restricted	95	96
Total Current Assets	1,646	1,691

Property, plant and equipment, net of accumulated depreciation and amortization of $3,584 in
2014 and $3,391 in 2013	4,498	4,459
Goodwill	700	889
Intangible assets, net	318	638
Investments in unconsolidated affiliates	52	53
Other assets	560	566
Deferred income taxes	571	399
Total Assets	$8,345	$8,695

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,972	$1,929
Income taxes payable	77	169
Short-term borrowings	267	71
Advertising cooperative liabilities	95	96
Total Current Liabilities	2,411	2,265

Long-term debt	3,077	2,918
Other liabilities and deferred credits	1,244	1,244
Total Liabilities	6,732	6,427

Redeemable noncontrolling interest	9	39

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 434 shares and 443 shares issued in 2014 and 2013, respectively	—	—
Retained earnings	1,737	2,102
Accumulated other comprehensive income (loss)	(190)	64
Total Shareholders' Equity - YUM! Brands, Inc.	1,547	2,166
Noncontrolling interests	57	63
Total Shareholders' Equity	1,604	2,229
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,345	$8,695
 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)

	Year ended
	(unaudited)
	12/27/14	12/28/13
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$1,021	$1,064
Depreciation and amortization	739	721
Closures and impairment (income) expenses	535	331
Refranchising (gain) loss	(33)	(100)
Losses and other costs related to the extinguishment of debt	—	120
Deferred income taxes	(172)	(24)
Equity income from investments in unconsolidated affiliates	(30)	(26)
Distribution of income received from unconsolidated affiliates	28	43
Excess tax benefit from share-based compensation	(42)	(44)
Share-based compensation expense	55	49
Changes in accounts and notes receivable	(21)	(12)
Changes in inventories	(22)	18
Changes in prepaid expenses and other current assets	(10)	(21)
Changes in accounts payable and other current liabilities	60	(102)
Changes in income taxes payable	(143)	14
Other, net	84	108
Net Cash Provided by Operating Activities	2,049	2,139

Cash Flows - Investing Activities
Capital spending	(1,033)	(1,049)
Proceeds from refranchising of restaurants	114	260
Acquisitions	(28)	(99)
Other, net	11	2
Net Cash Used in Investing Activities	(936)	(886)

Cash Flows - Financing Activities
Proceeds from long-term debt	—	599
Repayments of long-term debt	(66)	(666)
Short-term borrowings, by original maturity
More than three months - proceeds	2	56
More than three months - payments	(2)	(56)
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	416	—
Repurchase shares of Common Stock	(820)	(770)
Excess tax benefit from share-based compensation	42	44
Employee stock option proceeds	29	37
Dividends paid on Common Stock	(669)	(615)
Other, net	(46)	(80)
Net Cash Used in Financing Activities	(1,114)	(1,451)
Effect of Exchange Rate on Cash and Cash Equivalents	6	(5)
Net Decrease in Cash and Cash Equivalents	5	(203)
Cash and Cash Equivalents - Beginning of Period	573	776
Cash and Cash Equivalents - End of Period	$578	$573
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2014 and 2013 on a basis before Special Items.  Special items presented below relate primarily to the impairment of certain Little Sheep assets, U.S. refranchising gains/(losses) and losses related to the extinguishment of debt in 2013. These amounts are described in (d), (e) and (f) in the accompanying notes. Other Special Items Income (Expense) in the year ended December 27, 2014 primarily includes gains from real estate sales related to our previously refranchised Mexico business. Other Special Items Income (Expense) in the quarter and year ended December 28, 2013 primarily includes YUM pension settlement charges.

The Company uses earnings before Special Items as a key performance measure of results for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present results, excluding items in the quarters and years to date ended December 27, 2014 and December 28, 2013 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year ended
	12/27/14	12/28/13	12/27/14	12/28/13
Detail of Special Items
Little Sheep impairment(d)	$(463)	$—	$(463)	$(295)
U.S. Refranchising gain (loss)(e)	(5)	9	6	91
Other Special Items Income (Expense)	3	(9)	10	(18)
Special Items Income (Expense) - Operating Profit	(465)	—	(447)	(222)
Losses related to the extinguishment of debt - Interest Expense, net(f)	—	(118)	—	(118)
Special Items Income (Expense) before income taxes	(465)	(118)	(447)	(340)
Tax Benefit (Expense) on Special Items	78	44	72	41
Special Items Income (Expense), net of tax - including noncontrollng interests	(387)	(74)	(375)	(299)
Special Items Income (Expense), net of tax - noncontrolling interests	26	—	26	19
Special Items Income (Expense), net of tax - Yum Brands, Inc.	$(361)	$(74)	$(349)	$(280)
Weighted average shares used in computation	441	458	453	461
Special Items diluted EPS	$(0.81)	$(0.16)	$(0.77)	$(0.61)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$422	$571	$2,004	$2,020
Special Items Income (Expense) - Operating Profit	(465)	—	(447)	(222)
Reported Operating Profit (loss)	$(43)	$571	$1,557	$1,798

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.61	$0.86	$3.09	$2.97
Special Items EPS	(0.81)	(0.16)	(0.77)	(0.61)
Reported EPS	$(0.20)	$0.70	$2.32	$2.36

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	30.0%	27.4%	25.5%	28.0%
Impact on Tax Rate as a result of Special Items	(74.1)%	(2.8)%	3.0%	3.4%
Reported Effective Tax Rate	(44.1)%	24.6%	28.5%	31.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/27/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$2,006	$1,004	$352	$590	$45	$—	$3,997

Company restaurant expenses	1,833	628	173	365	39	1	3,039
General and administrative expenses	132	122	81	57	8	73	473
Franchise and license expenses	5	26	15	5	—	—	51
Closures and impairment (income) expenses	31	7	3	1	—	463	505
Refranchising (gain) loss	—	—	—	—	—	(6)	(6)
Other (income) expense	(27)	—	—	(1)	—	6	(22)
	1,974	783	272	427	47	537	4,040
Operating Profit (loss)	$32	$221	$80	$163	$(2)	$(537)	$(43)

Quarter Ended 12/28/13	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$2,272	$970	$349	$544	$44	$—	$4,179

Company restaurant expenses	1,916	618	170	338	39	—	3,081
General and administrative expenses	124	130	74	68	9	74	479
Franchise and license expenses	5	25	15	5	—	—	50
Closures and impairment (income) expenses	16	3	1	—	1	—	21
Refranchising (gain) loss	—	—	—	—	—	(13)	(13)
Other (income) expense	(9)	2	—	(3)	—	—	(10)
	2,052	778	260	408	49	61	3,608
Operating Profit (loss)	$220	$192	$89	$136	$(5)	$(61)	$571

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/27/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$6,934	$3,193	$1,148	$1,863	$141	$—	$13,279

Company restaurant expenses	5,812	2,012	557	1,178	122	1	9,682
General and administrative expenses	391	383	246	185	25	189	1,419
Franchise and license expenses	16	80	44	18	2	—	160
Closures and impairment (income) expenses	54	9	5	3	1	463	535
Refranchising (gain) loss	—	—	—	—	—	(33)	(33)
Other (income) expense	(52)	1	1	(1)	—	10	(41)
	6,221	2,485	853	1,383	150	630	11,722
Operating Profit (loss)	$713	$708	$295	$480	$(9)	$(630)	$1,557

Year Ended 12/28/13	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$6,905	$3,036	$1,147	$1,869	$127	$—	$13,084

Company restaurant expenses	5,750	1,915	538	1,187	111	—	9,501
General and administrative expenses	357	391	224	206	27	207	1,412
Franchise and license expenses	13	76	47	20	2	—	158
Closures and impairment (income) expenses	30	3	—	1	2	295	331
Refranchising (gain) loss	—	—	—	—	—	(100)	(100)
Other (income) expense	(22)	2	(1)	(1)	—	6	(16)
	6,128	2,387	808	1,413	142	408	11,286
Operating Profit (loss)	$777	$649	$339	$456	$(15)	$(408)	$1,798

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Amounts presented as of and for the quarter and year ended December 27, 2014 are preliminary.

(b)
Other (income) expense for the China Division primarily consists of equity income (loss) from investments in unconsolidated affiliates. The quarter ended December 27, 2014 also includes a $25 million insurance recovery related to the 2012 poultry supply incident.

(c)
Previously, our reporting segments consisted of YUM Restaurants International, the United States, China and India. In the first quarter of 2014, we combined our YUM Restaurants International and United States reporting segments and began reporting this information by three new reporting segments: KFC Division, Pizza Hut Division and Taco Bell Division. China and India remain separate reporting segments. This new structure is designed to drive greater global brand focus, enabling us to more effectively share know-how and accelerate growth. While our consolidated results have not been impacted, we have restated our comparable segment information for consistent presentation.

(d)
During the quarter ended December 27, 2014, we recorded an impairment charge related to Little Sheep totaling $361 million (net of income tax benefit of $76 million and amounts allocated to noncontrolling interests of $26 million). This charge was driven by a write down in trademark from $342 million to $58 million and a write off of all remaining goodwill of $160 million. The impairment charge was not allocated for segment reporting purposes and was reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

During the quarter ended September 7, 2013, we recorded an impairment charge related to Little Sheep totaling $258 million (net of income tax benefit of $18 million and amounts allocated to noncontrolling interests of $19 million). This charge was driven by a write down in goodwill from $384 million to $162 million and a write down in trademark from $415 million to $345 million. The impairment charge was not allocated for segment reporting purposes and was reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(e)
During the quarters ended December 27, 2014 and December 28, 2013, we recorded losses of $5 million and gains of $9 million, respectively, related to refranchising in the U.S. During the years to date ended December 27, 2014 and December 28, 2013, we recorded gains of $6 million and $91 million, respectively, related to refranchising in the U.S. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results) consistent with our historical presentation.

(f)
During the fourth quarter of 2013, we completed a cash tender offer to repurchase $550 million of our Senior Unsecured Notes due either March 2018 or November 2037. This transaction resulted in $120 million of losses, $118 million of which was classified as Interest expense, net in our Consolidated Statement of Income. The repurchase of the Senior Unsecured Notes was funded primarily by proceeds received of $599 million from the issuance of new Senior Unsecured Notes. These losses were not allocated for segment reporting purposes and were reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).